Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 1)
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New Issue Computational Materials

$1,193,362,000    (Approximate)

Structured Asset Mortgage Investments II Inc.
Mortgage Pass-Through Certificates, Series 2007-AR6, Group I

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank Minnesota, NA
Master Servicer

Citibank, N.A.
Trustee

Bear, Stearns & Co. Inc.
Sole and Lead Underwriter

September 20, 2007

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Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 2)
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus.

The Information in this free writing prospectus supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in this free writing prospectus or in any other information provided to you prior to the time of your commitment to purchase. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any  legends,   disclaimers   or  other   notices  that  may  appear  with  this
communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 3)
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               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 4)
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                          $1,193,362,000 (Approximate)

             Structured Asset Mortgage Investments II Trust 2007-AR6
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2007-AR6

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                                 Master Servicer

                                  Citibank, NA
                                     Trustee

TRANSACTION HIGHLIGHTS:

----------------------------------------------------------------------------------------------------------------------------
                                                                     Avg
                              Expected                               Life                 Legal
                           Ratings (2 of     CE                       To                  Final
                              3 Rating     Levels                    Call     Window    Maturity
 Classes      Sizes (1)      Agencies)       (5)       Coupon      (years)   (months)     Date          Certificate Type
----------------------------------------------------------------------------------------------------------------------------
Class A-1   $647,486,000     AAA/AAA      46.72%    Floating (6)     4.21       1-131   11/25/47   Super Senior Pass-Through
                                                                                                            Floater
Class A-2   $431,645,000     AAA/AAA      11.25%    Floating (6)     4.21       1-131   11/25/47        Senior Support
                                                                                                     Pass-Through Floater
Class X-1    Notional (7)    AAA/AAA         NA        Fixed (7)      NA         NA     11/25/47     Senior Interest Only
Class X-2    Notional (7)    AAA/AAA         NA        Fixed (7)      NA         NA     11/25/47     Senior Interest Only
Class B-1   $ 59,546,000     AA+/AA+       6.30%    Floating (8)     6.22      46-103   11/25/47      Subordinate Floater
Class B-2   $ 15,798,000      AA/AA        5.00%    Floating (8)     6.22      46-103   11/25/47      Subordinate Floater
Class B-3   $  8,507,000     AA-/AA-       4.30%    Floating (8)     6.22      46-103   11/25/47      Subordinate Floater
Class B-4   $  6,076,000      A+/A+        3.80%    Floating (8)     6.21      46-103   11/25/47      Subordinate Floater
Class B-5   $  6,076,000       A/A         3.30%    Floating (8)     6.21      46-103   11/25/47      Subordinate Floater
Class B-6   $  6,076,000    BBB+/BBB+      2.80%    Floating (8)     6.21      46-103   11/25/47      Subordinate Floater
Class B-7   $  6,076,000     BBB/BBB       2.30%    Floating (8)     6.20      46-103   11/25/47      Subordinate Floater
Class B-8   $  6,076,000    BBB-/BBB-      1.80%    Floating (8)     6.05      46-100   11/25/47      Subordinate Floater
----------------------------------------------------------------------------------------------------------------------------

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Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 5)
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Notes:

      (1.) The Certificate sizes are approximate and subject to a variance of +/- 10%. In addition, the Certificates are subject to increases in their certificate principal balances as a result of the negative amortization feature on the mortgage loans.

      (2.)  Certificates are priced to the 10% optional clean-up call.

      (3.)  Based on the pricing prepayment speed described herein.

      (4.) The Class B Certificates (the "Adjustable Rate Certificates") will settle flat and accrue interest on an actual/360 basis. The Class A-1 Certificates and Class A-2 Certificates (the "Variable Rate Certificates") will settle with accrued interest and accrue interest on a 30/360 basis.

      (5.) Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal approximately [1.80] % as of the Cut-Off Date.

      (6.) The Pass-Through Rate for the Class A-1 Certificates and Class A-2 Certificates (the "Class A Certificates") will be a variable rate based on MTA plus their respective margin, subject to the Net Rate Cap.

      (7.) The Pass-Through Rate for the Class X-2 Certificates will be a fixed rate of 0.500% per annum based on a notional amount equal to the aggregate certificate principal balance of the mortgage loans with 3 Yr. Hard Prepayment Penalties. The Pass-Through Rate for the Class X-1 Certificates will be a fixed rate of 1.200% per annum based on a notional amount equal to the aggregate certificates principal balance of all other mortgage loans having a prepayment penalty. The Class X-1 Certificates and Class X-2 Certificates will bear interest on a 30/360 basis and will settle with accrued interest

      (8.) The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates (collectively, the "Class B Certificates" or the "Subordinate Certificates") will be a floating rate based on One-Month LIBOR plus their respective margin, subject to the lesser of (i) Net Rate Cap and (ii) 10.50%. On the first distribution date after the Optional Termination Call Date, each such class' margin will be increased to
            1.5 times the original margin on such certificate.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 6)
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COLLATERAL SUMMARY:

                                                                                               Minimum      Maximum
                                                                                              ---------   -----------
Scheduled Principal Balance                         $1,215,217,125.26                           $25,882    $3,500,000
Average Scheduled Principal Balance                 $         366,471
Number of Mortgage Loans                                        3,316

Weighted Average Gross Coupon                                   8.979%                            7.092%       10.429%
Weighted Average FICO Score                                       707                               620           823
Weighted Average Original LTV                                   83.15%                            12.62%       100.00%

Weighted Average Original Term                             438 months                               360           480
Weighted Average Stated Remaining Term                     435 months                               353           478
Weighted Average Seasoning                                   3 months                                 2             7

Weighted Average Gross Margin                                   3.958%                            2.070%        5.400%
Weighted Average Minimum Interest Rate                          3.958%                            2.070%        5.400%
Weighted Average Maximum Interest Rate                         10.292%                            9.950%       12.650%

Weighted Average Months to Roll                               1 month

Latest Maturity Date                                         7/1/2047
Maximum Zip Code Concentration                           (94565) 0.52%

ARM                                                            100.00%  Full/Alternative                        16.98%
                                                                        Stated Income                           72.94%
MTA Neg Am                                                      99.68%  Stated/Stated                           10.08%
MTA IO                                                           0.32%
                                                                        Cash Out Refinance                      44.15%
                                                                        Purchase                                27.56%
                                                                        Rate/Term Refinance                     28.29%
First Lien                                                     100.00%
                                                                        2-4 Family                               4.18%
Prepay Penalty                                                          CO-OP                                    0.09%
No PP                                                           21.70%  Condominium                             11.12%
6MPP       Hard                                                  0.02%  PUD                                     22.06%
12MPP      Hard                                                 17.83%  Single Family                           62.54%
24MPP      Hard                                                  6.22%  Townhouse                                0.02%
36MPP      Hard                                                 54.23%
                                                                        Non-Owner                               10.44%
                                                                        Primary                                 85.38%
Greater than 80% LT V                      54.15%                       Second Home                              4.18%
            Greater then 80% LTV w/ LPMI                        48.33%
            Greater then 80% LTV w/BPMI                          5.16%  Top 5 States:
            Greater than 80% LTV w NO MI                         0.66%  California                              37.76%
                                                                        Florida                                 22.00%
70% LTV to 80% LTV                         31.30%                       Washington                               6.56%
                    MGIC Supplemental MI                        13.48%  Virginia                                 4.06%
                      No Supplemental MI                        17.82%  Arizona                                  3.50%

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Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 7)
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Description of the Collateral

The mortgage loans are indexed to One Year MTA ("MTA"). The mortgage loans have monthly coupon adjustments that nearly all allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof. For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage of 110%, 115% or 125%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

      o Approximately 21.70% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 0.00% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is enforced despite the borrower having sold the underlying property; and approximately 100.00% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.

      o Approximately 16.98% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 83.02% of the mortgage loans were originated based on the stated income of the borrower.

      o The two states with the largest concentrations are California (37.76%) and Florida (22.00%).

      o     The non-zero weighted average FICO score is 707.

      o The weighted average LTV is 83.15%. The weighted average CLTV including subordinate financing at the time of origination is 83.33%.

      o Approximately 54.14% of the mortgage loan have an LTV greater than 80% which approximately 53.49% have either borrower paid mortgage insurance or lender paid mortgage insurance up to the required agency limits. In addition, There is a supplemental pool policy with respect to approximately 13.48% of the mortgage loans all of which are in the 70% to 80% loan to value bucket (approximately 43.1% of the mortgage loans in the 70% to 80% LTV bucket). The provider of the supplemental pool policy will be Mortgage Guaranty Insurance Corporation ("MGIC").

NOTE: the information related to the mortgage loans described herein reflects information as of the September 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 5% from amounts shown on the front cover hereof.

   Loan                        % of    Gross    Net      WAM     Gross     Net      Max    Mos to
Description                    Pool     WAC     WAC    (mos.)   Margin   Margin    Rate     Roll
-------------------------------------------------------------------------------------------------
MTA IO                          0.32   8.368   7.905     357     3.344    2.880   10.262     1
MTA NEGAM                      99.68   8.981   8.081     435     3.960    3.059   10.292     1
TOTAL                         100.00   8.979   8.080     435     3.958    3.058   10.292     1

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 8)
--------------------------------------------------------------------------------

Depositor:                       Structured Asset Mortgage Investments II Inc.

Servicer:                        [EMC Mortgage Corp].

Originator:                      American Home Mortgage Corp.

Master Servicer:                 Wells Fargo Bank, National Association.

Trustee:                         Citibank, N.A.

Underwriter:                     Bear, Stearns & Co. Inc.

Cut-Off Date:                    October 1, 2007.

Closing Date:                    October 31, 2007.

Rating Agencies:                 The Offered  Certificates  will be rated by two of the three rating  agencies.  The rating agencies include  Standard & Poor's  ("S&P"),  Moody's  Investors  Service  ("Moody's") and or Fitch Ratings
                                 ("Fitch").

Legal Structure:                 The Trust will be established as one or more REMICs for federal income tax purposes.

Optional Termination:            The Depositor, or its designee, may repurchase from the trust all of the mortgage loans at par plus accrued  interest when the aggregate  principal  balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

Distribution Date:               The 25th day of each month (or next business day), commencing November 2007.

Offered Certificates:            The Class A-1,  Class A-2,  Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class
                                 B-7 and Class B-8 Certificates.

Non-Offered Certificates:        The Class R Certificates will not be publicly offered.

Adjustable Rate Certificates:    The Class B-1,  Class B-2,  Class B-3,  Class B-4,  Class B-5,  Class B-6,  Class B-7 and Class B-8
                                 Certificates

Variable Rate Certificates:      The Class A-1 Certificates and Class A-2 Certificates.

Remittance Type:                 Scheduled/Scheduled.

Registration:                    The Offered Certificates will be in Book-entry form through DTC, Clearstream and Euroclear.

ERISA Considerations:            The Underwriter's  Exemption is expected to be available for the Offered Certificates.  A fiduciary of any benefit plan should very carefully  review with its legal  advisors  whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:               The Offered  Certificates,  other than the Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8
                                 Certificates, are expected to constitute "mortgage related securities" for purposes of SMMEA.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 9)
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
Denominations:                   The Offered Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.

Record Date:                     For each class of  Adjustable  Rate  Certificates  and any  Distribution  Date,  the  business  day preceding the applicable  Distribution  Date, so long as such  certificates are in book-entry form;
                                 otherwise  the  Record  Date  shall be the  business  day of the month  immediately  preceding  the applicable Distribution Date. For the Variable Rate Certificates the last day of the calendar month prior to the month of such Distribution Date.

Delay Days:                      0 (zero) days for the Adjustable Rate Certificates. 24 days for the Variable Rate Certificates.

Determination Date:              With respect to any Distribution Date and the mortgage loans, the 15th day of the calendar month in which such  Distribution  Date  occurs  or, if such day is not a business  day,  the  business  day immediately preceding such 15th day.

LIBOR Determination Date:        With respect to each class of Adjustable Rate  Certificates and any  Distribution  Date, the second
                                 LIBOR  Business Day  preceding the  commencement  of the related  Interest  Accrual  Period.  LIBOR
                                 Business  Day means a day on which banks are open for dealing in foreign  currency  and exchange in
                                 London and New York City.

MTA Determination Date:          With respect to each class of Variable Rate Certificates and any Distribution Date, the MTA rate in effect as of the 15th day prior to the commencement of the related Interest Accrual Period.

Interest Accrual Period:         For each class of Adjustable Rate  Certificates  and any  Distribution  Date, the Interest  Accrual
                                 Period is the period  commencing on the Distribution  Date of the month  immediately  preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the
                                 Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable Rate  Certificates  will be based on a 360-day year and the actual number of days in the applicable  Interest Accrual Period.  The Adjustable Rate Certificates will initially settle flat (no accrued interest).

                                 For each class of Variable Rate Certificates and any Distribution Date, the Interest Accrual Period
                                 is the calendar month prior to the month of such  Distribution  Date. All distributions of interest will be based on a  360-day  year and a 30 days in the  applicable  Interest  Accrual  Period.  The
                                 Variable Rate Certificates will settle with accrued interest.

Prepayment Period:               The  Prepayment  Period with respect to any  Distribution  Date is the calendar  month prior to the month in which such Distribution Date occurs.

Servicing Fee:                   With  respect to each  mortgage  loan,  a fee that  accrues at the  Servicing  Fee Rate on the same principal  balance on which the interest on the mortgage loan accrues for the calendar  month.  The
                                 Servicing Fee Rate for each mortgage loans is 0.375% per annum.

Advancing Obligation:            The  Servicer  is  obligated  to advance  for  delinquent  mortgagor  payments  through the date of liquidation  of the property to the extent they are deemed  recoverable.  The Master  Servicer will backstop the advancing obligations of the Servicer.

Compensating Interest:           The  Servicer is required to pay  Compensating  Interest up to the amount of the  Servicing  Fee to cover prepayment interest shortfalls  ("Prepayment Interest Shortfalls") due to partial and/or full prepayments on the mortgage loans.

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Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 10)
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
Step-up Coupon:                  If the  Optional  Termination  is not  exercised  on the  first  Distribution  Date  following  the
                                 Distribution  Date on which it could  have  been  exercised,  the  margins  on each of the  Class B
                                 Certificates  will increase to 1.5 times their related initial margins.  There is no Step-up Coupon for the Class A-1 Certificates and Class A-2 Certificates.

Credit Enhancement:              1. Excess Spread

                                 2. Overcollateralization

                                 3. Subordination

Due Period:                      With respect to any  Distribution  Date,  the period  commencing on the second  business day of the month  immediately  preceding  the month in which such  Distribution  Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Interest Remittance Amount:      With respect to any Distribution Date, that portion of the available  distribution  amount for that
                                 Distribution  Date that  represents  interest  received or advanced on the  mortgage  loans (net of aggregate Servicing Fee).

Overcollateralization Amount:    The  Overcollateralization  Amount with respect to any Distribution  Date is the excess, if any, of
                                 (i) the  aggregate  principal  balance of the mortgage  loans as of the last day of the related Due
                                 Period (after  giving effect to scheduled  payments of principal due during the related Due Period, to the extent received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment Period, and after reduction for Realized Losses incurred during the related Due
                                 Period) over (ii) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates  and
                                 Subordinate  Certificates,  after taking into account the  distributions of principal to be made on such Distribution Date.

Overcollateralization            With  respect  to any  Distribution  Date,  (i) prior to the  Stepdown  Date,  an  amount  equal to
Target Amount:                   approximately  [1.80]% of the aggregate  principal  balance of the mortgage loans as of the Cut-off
                                 Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect,  the greater of
                                 (x) (1) prior to the  Distribution  Date in November 2013,  [4.500]% of the then current  aggregate outstanding  principal  balance of the mortgage  loans as of the last day of the related Due Period
                                 (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent received or advanced,  and unscheduled  collections of principal received during the related
                                 Prepayment  Period, and after reduction for Realized Losses incurred during the related Due Period)
                                 and (2) on or after the Distribution Date in November 2013,  [3.600]% of the then current aggregate outstanding  principal  balance of the mortgage  loans as of the last day of the related Due Period
                                 (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent received or advanced,  and unscheduled  collections of principal received during the related
                                 Prepayment  Period, and after reduction for Realized Losses incurred during the related Due Period)
                                 and (y) 0.50% of the  aggregate  principal  balance of the  mortgage  loans as of the Cut-Off  Date
                                 (approximately  $6,076,086)  or (iii) on or after the  Stepdown  Date and if a Trigger  Event is in effect, the  Overcollateralization  Target Amount for the immediately preceding  Distribution Date.
                                 The Overcollateralization Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

Overcollateralization            With  respect to any  Distribution  Date,  an amount  equal to the lesser of (i)  available  excess
Increase Amount:                 cashflow from the mortgage loans available for payment of Overcollateralization Increase Amount and
                                 (ii) the excess, if any, of (x) the Overcollateralization  Target Amount for that Distribution Date over (y) the Overcollateralization Amount for such Distribution Date.

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
Overcollateralization            With  respect to any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or
Release Amount:                  would be, after taking into account all other  distributions to be made on that Distribution  Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that  Distribution  Date and (ii) principal  collected on the mortgage loans for that  Distribution
                                 Date.

Excess Overcollateralization     With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over
Amount:                          the Overcollateralization Target Amount.

Stepdown Date:                   The earlier to occur of (i) the  Distribution  Date on which the  aggregate  Certificate  Principal
                                 Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the
                                 Distribution  Date  occurring  in October  2009 and (y) the first  Distribution  Date for which the
                                 aggregate  Certificate  Principal  Balance  of  the  Subordinate   Certificates  plus  the  related
                                 Overcollateralization Amount divided by the aggregate Outstanding Principal Balance of the mortgage loans is greater than or equal (i) prior to the Distribution  Date in November 2013,  [28.000]% and
                                 (ii) on or after the Distribution Date in November 2013, [22.400]%.

Credit Enhancement Percentage:   The Credit Enhancement  Percentage for any Distribution Date is the percentage obtained by dividing
                                 (x) the aggregate  Certificate  Principal  Balance of the Subordinate  Certificates  (including the
                                 Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated  after  taking  into  account  distributions  of  principal  on the  mortgage  loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

Trigger Event:                   If either the Delinquency Test or the Cumulative Loss Test is violated.

Delinquency Test:                The  Delinquency  Test is violated with respect to any  Distribution  Date on or after the Stepdown
                                 Date if: (i) the three month rolling average of the sum of the Scheduled  Principal Balances of the
                                 mortgage  loans that are 61 days or more  delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled  Principal  Balances of all of the mortgage loans as of the last day of the related due period,  exceeds  (ii) prior to the  distribution  date in November
                                 2013,  [26.67]%  of the Credit  Enhancement  Percentage  and on or after the  distribution  date in
                                 November 2013, [33.33]%, of the Credit Enhancement Percentage.

Cumulative Loss Test:            The Cumulative Loss Test is violated on any  Distribution  Date if the aggregate amount of Realized
                                 Losses  incurred  since the Cut-off Date through the last day of the related Due Period  divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                   Distribution Date Occurring in                                                         Percentage
                                   -------------------------------------------------------------------------------------------------
                                   November 2010 through October 2011                                                     [0.45]%
                                   (plus an additional 1/12th the difference between [0.85]% and [0.45]% for each month)
                                   November 2011 through  October 2012                                                    [0.85]%
                                   (plus an additional 1/12th the difference between [1.20]% and [0.85]% for each month)
                                   November 2012 through  October 2013                                                    [1.20]%
                                   (plus an additional 1/12th the difference between [1.65]% and [1.20]% for each month)
                                   November 2013 through October 2014                                                     [1.65]%
                                   (plus an additional 1/12th the difference between [1.80]% and [1.65]% for each month)
                                   November 2014 and thereafter                                                           [1.80]%

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
Realized Losses:                 Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net
                                 Monthly Excess Cashflow, second, in reduction of the related  Overcollateralization  Amount, third, to the Class B-8 Certificates until their Certificate Principal Balance is reduced to zero, fourth, to the Class B-7 Certificates until their Certificate  Principal Balance is reduced to zero, fifth, to the Class B-6 Certificates until their Certificate  Principal Balance is reduced to zero, sixth, to the Class B-5  Certificates  until  their  Certificate  Principal  Balance  is  reduced to zero, seventh,  to the Class B-4 Certificates  until their  Certificate  Principal  Balance is reduced to zero, eighth, to the Class B-3 Certificates until their Certificate Principal Balance is reduced to zero, ninth, to the Class B-2 Certificates until their Certificate  Principal Balance is reduced to zero, and then to the Class B-1 Certificates  until their Certificate  Principal Balance is reduced until zero.  After the Class B  Certificates  have been  reduced to zero,  Realized  Losses will be allocated  to  first,  to the  Class  A-2  Certificates  and then to the  Class  A-1  Certificates, sequentially, in that order until their Certificate Principal Balance is reduced to zero.

                                 Once  Realized  Losses  have  been  allocated  to the  Class  A  Certificates  or  the  Subordinate
                                 Certificates,  such amounts  with  respect to such  certificates  will no longer  accrue  interest;
                                 however,  such amounts may be paid  thereafter  to the extent of funds  available  from Net Monthly
                                 Excess Cashflow.

Available Funds:                 For any  Distribution  Date,  the sum of (a) the Interest  Remittance  Amount and (b)the  Principal
                                 Distribution Amount.

Available Funds Rate Cap:        For any Distribution  Date, the product of (a) Available Funds for such Distribution Date and (b) a fraction,  the  numerator  of which is 12, and the  denominator  of which is the  aggregate  stated
                                 principal  balance of the  mortgage  loans as of the Due Date in the prior  calendar  month  (after giving  effect to  principal  payments  received  in the  Prepayment  Period  related  to the prior
                                 Distribution Date).

Net Rate Cap:                    With respect to any Adjustable Rate Certificates,  the excess of (1) the lesser of (i) the weighted average  Net Rate on the  related  mortgage  loans as of the Due Date prior to the  calendar  month
                                 (after giving effect to principal  prepayments  received in the  Prepayment  Period  related to the prior Due Date) and (ii) the Adjusted  Rate Cap over (2)the  aggregate of (a) 0.500%  multiplied by the aggregate current principal balance of the loans with 3 Year Hard Prepayment  Penalties and (b)
                                 1.200% multiplied by the aggregate principal balance of all other loans with Prepayment  Penalties, divided by the aggregate  current  principal  balance of all the mortgage  loans and adjusted to an actual/360 basis.

Pass-Through Rates:              The Pass-Through Rate with respect to the Variable Rate Certificates will be equal to the lesser of
                                 (x) the twelve-month  moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, which we refer to as One-Year MTA plus the related Margin, and (y)
                                 the Net Rate Cap adjusted to an effective rate  reflecting the accrual of interest on an actual/360 basis.

                                 The Pass-Through Rate with respect to each class of Adjustable Rate Certificates will be the lesser of (x) the London  interbank  offered rate for one month United  States dollar  deposits,  which we refer to as One-Month LIBOR plus the related Margin, (y), 10.50% per annum and (z) the Net Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Carry Forward Amount:   As of any  Distribution  Date,  generally  equal to the sum of (i) the  excess  of (a) the  Current
                                 Interest  for such Class  with  respect to prior  Distribution  Dates over (b) the amount  actually distributed  to such  Class of  Certificates  with  respect  to  interest  on or after  such  prior
                                 Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

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
Interest Distribution Amount:    The Interest Distribution Amount for the Offered Certificates of any class on any Distribution Date is equal to  interest  accrued  during  the  related  Interest  Accrual  Period on the  Certificate
                                 Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class,  in each case,  reduced by any  Prepayment  Interest  Shortfalls  to the extent not covered by  Compensating  Interest and any shortfalls  resulting from the application of the Relief
                                 Act.

Senior Interest Distribution     The Senior Interest  Distribution  Amount for any Distribution Date and the Class A Certificates is
Amount:                          equal to the  Interest  Distribution  Amount for such  Distribution  Date for the  related  Class A
                                 Certificates  and the Interest Carry Forward  Amount,  if any, for that  Distribution  Date for the
                                 Class A Certificates.

Basis Risk Shortfall Carryover   With respect to any Distribution Date, and the Adjustable Rate Certificates,  the excess of (i) the
Amount:                          amount of  interest  such class would have  accrued on such  Distribution  Date had the  applicable
                                 Pass-Through  Rate not been  subject to the related Net Rate Cap,  over (ii) the amount of interest such class of Certificates  received on such  Distribution Date if the Pass-Through Rate is limited to the  related  Net Rate Cap,  together  with the unpaid  portion of any such  amounts  from prior
                                 Distribution Dates (and accrued interest thereon at the then applicable  Pass-Through Rate, without giving  effect to the  related  Net Rate Cap).  The  ratings on each class of  certificates  do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall:            Because each mortgage loan has a mortgage rate that is adjustable, and the adjustable-rate mortgage loans will adjust based on One-Year MTA after an initial  fixed-rate  period of one or three months following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on One-Month  LIBOR,  the  application  of the Net Rate Cap could result in  shortfalls of interest otherwise  payable  on  those  certificates  in  certain  periods  (such  shortfalls,  "Basis  Risk
                                 Shortfalls").  If Basis Risk Shortfalls occur, then in the case of the Adjustable Rate Certificates but not the  Variable  Rate  Certificates,  they will be carried  forward  as Basis Risk  Shortfall
                                 Carryover  Amounts  and paid  from  Net  Monthly  Excess  Cashflow  to the  extent  available  on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.

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
Interest Payment Priority:       On each  Distribution  Date,  the Interest  Remittance  Amount will be distributed in the following order of priority:

                                       (i)     from the Interest Remittance Amount, to the holders of the Class A Certificates,  pro
                                               rata,   based  on  the  amount  of  accrued  interest  payable  to  such  classes  of certificates, the Senior Interest Distribution Amount allocable to such certificates;

                                       (ii)    from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-1
                                               Certificates, the Interest Distribution Amount for such certificates;

                                       (iii)   from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-2
                                               Certificates, the Interest Distribution Amount for such certificates;

                                       (iv)    from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-3
                                               Certificates, the Interest Distribution Amount for such certificates;

                                       (v)     from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-4
                                               Certificates, the Interest Distribution Amount for such certificates;

                                       (vi)    from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-5
                                               Certificates, the Interest Distribution Amount for such certificates;

                                       (vii)   from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-6
                                               Certificates, the Interest Distribution Amount for such certificates;

                                       (viii)  from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-7
                                               Certificates, the Interest Distribution Amount for such certificates; and

                                       (ix)    from the  remaining  Interest  Remittance  Amount,  to the  holders  of the Class B-8
                                               Certificates, the Interest Distribution Amount for such certificates.

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
Principal Payment Priority:      On each  Distribution  Date (a) prior to the  Stepdown  Date or (b) on which a Trigger  Event is in effect, the Principal Distribution Amounts shall be distributed as follows:

                                       (i)     the Principal  Distribution  Amount to the holders of the Class A  Certificates,  pro rata, until the Certificate  Principal Balance of each such class has been reduced to zero;

                                       (ii)    to the  holders of the Class B-1  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described  in (i) above,  until the  Certificate
                                               Principal Balance thereof has been reduced to zero;

                                       (iii)   to the  holders of the Class B-2  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after  the  distributions  described  in (i) and  (ii)  above,  until  the
                                               Certificate Principal Balance thereof has been reduced to zero;

                                       (iv)    to the  holders of the Class B-3  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described in (i) through (iii) above,  until the
                                               Certificate Principal Balance thereof has been reduced to zero;

                                       (v)     to the  holders of the Class B-4  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described in (i) through  (iv) above,  until the
                                               Certificate Principal Balance thereof has been reduced to zero;

                                       (vi)    to the  holders of the Class B-5  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described in (i) through  (iv) above,  until the
                                               Certificate Principal Balance thereof has been reduced to zero

                                       (vii)   to the  holders of the Class B-6  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described in (i) through  (iv) above,  until the
                                               Certificate Principal Balance thereof has been reduced to zero

                                       (viii)  to the  holders of the Class B-7  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described  in (i) through  (v) above,  until the
                                               Certificate Principal Balance thereof has been reduced to zero; and

                                       (ix)    to the  holders of the Class B-8  Certificates,  any  Principal  Distribution  Amount
                                               remaining  after the  distributions  described in (i) through  (vi) above,  until the
                                               Certificate Principal Balance thereof has been reduced to zero.

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
                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

                                       (i)     the Principal  Distribution  Amount to the holders of the Class A  Certificates,  pro rata,  to the  extent  of the  Class  A  Principal  Distribution  Amount,  until  the
                                               Certificate Principal Balance of each such class has been reduced to zero;

                                       (ii)    to the holders of the Class B-1  Certificates,  the Class B-1 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                       (iii)   to the holders of the Class B-2  Certificates,  the Class B-2 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                       (iv)    to the holders of the Class B-3  Certificates,  the Class B-3 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                       (v)     to the holders of the Class B-4  Certificates,  the Class B-4 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                       (vi)    to the holders of the Class B-5  Certificates,  the Class B-5 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                       (vii)   to the holders of the Class B-6  Certificates,  the Class B-6 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                       (viii)  to the holders of the Class B-7  Certificates,  the Class B-7 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                                       (ix)    to the holders of the Class B-8  Certificates,  the Class B-8 Principal  Distribution
                                               Amount, until the Certificate Principal Balance thereof has been reduced to zero.

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
Net Monthly Excess Cashflow      With  respect  to  any  Distribution  Date,  the  available  distribution  amount  remaining  after
Distributions:                   distribution of the Interest  Remittance Amount and the Principal  Distribution Amount as described above ("Net Monthly Excess Cashflow") shall be distributed as follows:

                                       (i)     to the  holders of the class or  classes of  Certificates  then  entitled  to receive
                                               distributions   in   respect   of   principal,    in   an   amount   equal   to   the
                                               Overcollateralization  Increase  Amount,  distributable  as  part  of  the  Principal
                                               Distribution Amount;

                                       (ii)    from Net Monthly Excess Cashflow  attributable to the Interest  Remittance Amount, to the holders of the Class A  Certificates,  in an amount equal to any  Interest  Carry
                                               Forward Amounts to the extent unpaid from the Interest Remittance Amount;

                                       (iii)   from Net Monthly Excess Cashflow  attributable to the Interest  Remittance Amount, to the  holders  of the  Class A  Certificates,  in an  amount  equal to the  previously allocated realized loss amounts, if any;

                                       (iv)    to the holders of the Class B-1,  Class B-2,  Class B-3,  Class B-4, Class B-5, Class
                                               B-6, Class B-7 and Class B-8  Certificates,  in that order, in an amount equal to the related  Interest  Carry  Forward  Amount and any  allocated  realized  loss  amounts allocable to such certificates;

                                       (v)     to the holders of the Class A Certificates, any Basis Risk Carryover Amounts for such classes;

                                       (vi)    to the holders of the Class B Certificates, any Basis Risk Carryover Amounts for such classes;

                                       (vii)   to the holders of the Class A  Certificates  and Class B  Certificates,  in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any  shortfalls  resulting  from the  application  of the Relief  Act,  in each case, without interest accrued thereon; and

                                       (viii)  To the holders of the Class R Certificates,  as provided in the pooling and servicing agreement.

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
Principal Distribution           The Principal  Distribution  Amount for any Distribution  Date will be the sum of (i) the principal
Amount:                          portion of all scheduled  monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related  Determination  Date; (ii) the principal portion of all  proceeds  received in respect of the  repurchase  of a mortgage  loan (or, in the case of a substitution,  certain amounts representing a principal  adjustment) as required by the Pooling and
                                 Servicing Agreement during the related Prepayment Period;  (iii) the principal portion of all other unscheduled  collections,  including  insurance  proceeds,  liquidation  proceeds  and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as  recoveries  of  principal  on the Mortgage  Loans,  and (iv) a percentage  of the amount of any
                                 Overcollateralization  Increase  Amount for such  Distribution  Date MINUS (v) a percentage  of the amount of any  Overcollateralization  Release  Amount for such  Distribution  Date allocated to the
                                 Principal Distribution Amount based on the amount of principal for such Distribution Date.

Class A Principal Distribution   For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Amount:                          an amount equal to the excess (if any) of (x) the aggregate  Certificate  Principal  Balance of the
                                 Class A Certificates  immediately  prior to such  Distribution  Date over (y) the lesser of (I) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the  related  due period  (after  reduction  for  Realized  Losses  incurred  during the related
                                 Prepayment Period) multiplied by (i) prior to the distribution date in November 2013, [28.000]% and
                                 (ii) on or after the distribution  date in November 2013,  [22.400]% and (II) the excess of (a) the aggregate  scheduled  principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b)
                                 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

Class B-1 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-1
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date) and (2) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013, [15.750]% and (ii) on or after the  distribution  date in November 2013,  [12.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

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
Class B-2 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-2
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date) and (3) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013, [12.500]% and (ii) on or after the  distribution  date in November 2013,  [10.000]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Class B-3 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-3
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date), (3) the aggregate  Certificate Principal Balance of the Class B-2 Certificates (after taking into  account the payment of the Class B-2  Principal  Distribution  Amounts for such  Distribution
                                 Date) and (4) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013, [10.750]% and (ii) on or after the  distribution  date in November  2013,  [8.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 20)
--------------------------------------------------------------------------------

Class B-4 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-4
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date) (3) the aggregate  Certificate  Principal Balance of the Class B-2 Certificates (after taking into  account the payment of the Class B-2  Principal  Distribution  Amounts for such  Distribution
                                 Date), (4) the aggregate  Certificate Principal Balance of the Class B-3 Certificates (after taking into  account the payment of the Class B-3  Principal  Distribution  Amounts for such  Distribution
                                 Date), and (5) the aggregate  stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013,  [9.500]% and (ii) on or after the  distribution  date in November  2013,  [7.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Class B-5 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-5
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date) (3) the aggregate  Certificate  Principal Balance of the Class B-2 Certificates (after taking into  account the payment of the Class B-2  Principal  Distribution  Amounts for such  Distribution
                                 Date), (4) the aggregate  Certificate Principal Balance of the Class B-3 Certificates (after taking into  account the payment of the Class B-3  Principal  Distribution  Amounts for such  Distribution
                                 Date), (5) the aggregate  Certificate Principal Balance of the Class B-4 Certificates (after taking into  account the payment of the Class B-4  Principal  Distribution  Amounts for such  Distribution
                                 Date) and (6) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013,  [8.250]% and (ii) on or after the  distribution  date in November  2013,  [6.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 21)
--------------------------------------------------------------------------------

Class B-6 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-6
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date) (3) the aggregate  Certificate  Principal Balance of the Class B-2 Certificates (after taking into  account the payment of the Class B-2  Principal  Distribution  Amounts for such  Distribution
                                 Date), (4) the aggregate  Certificate Principal Balance of the Class B-3 Certificates (after taking into  account the payment of the Class B-3  Principal  Distribution  Amounts for such  Distribution
                                 Date), (5) the aggregate  Certificate Principal Balance of the Class B-4 Certificates (after taking into  account the payment of the Class B-4  Principal  Distribution  Amounts for such  Distribution
                                 Date), (6) the aggregate  Certificate Principal Balance of the Class B-5 Certificates (after taking into  account the payment of the Class B-5  Principal  Distribution  Amounts for such  Distribution
                                 Date) and (6) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013,  [7.000]% and (ii) on or after the  distribution  date in November  2013,  [5.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Class B-7 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-7
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date) (3) the aggregate  Certificate  Principal Balance of the Class B-2 Certificates (after taking into  account the payment of the Class B-2  Principal  Distribution  Amounts for such  Distribution
                                 Date), (4) the aggregate  Certificate Principal Balance of the Class B-3 Certificates (after taking into  account the payment of the Class B-3  Principal  Distribution  Amounts for such  Distribution
                                 Date), (5) the aggregate  Certificate Principal Balance of the Class B-4 Certificates (after taking into  account the payment of the Class B-4  Principal  Distribution  Amounts for such  Distribution
                                 Date), (6) the aggregate  Certificate Principal Balance of the Class B-5 Certificates (after taking into  account the payment of the Class B-5  Principal  Distribution  Amounts for such  Distribution
                                 Date), (7) the aggregate  Certificate Principal Balance of the Class B-6 Certificates (after taking into  account the payment of the Class B-6  Principal  Distribution  Amounts for such  Distribution
                                 Date) and (8) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013,  [5.750]% and (ii) on or after the  distribution  date in November  2013,  [4.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 22)
--------------------------------------------------------------------------------

Class B-8 Principal              For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not in effect,
Distribution Amount:             an amount equal to the excess (if any) of (x) the  Certificate  Principal  Balance of the Class B-8
                                 Certificates  immediately  prior to such Distribution Date over (y) the lesser of (I) the excess of
                                 (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over
                                 (b) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                 Date), (2) the aggregate  Certificate Principal Balance of the Class B-1 Certificates (after taking into  account the payment of the Class B-1  Principal  Distribution  Amounts for such  Distribution
                                 Date) (3) the aggregate  Certificate  Principal Balance of the Class B-2 Certificates (after taking into  account the payment of the Class B-2  Principal  Distribution  Amounts for such  Distribution
                                 Date), (4) the aggregate  Certificate Principal Balance of the Class B-3 Certificates (after taking into  account the payment of the Class B-3  Principal  Distribution  Amounts for such  Distribution
                                 Date), (5) the aggregate  Certificate Principal Balance of the Class B-4 Certificates (after taking into  account the payment of the Class B-4  Principal  Distribution  Amounts for such  Distribution
                                 Date), (6) the aggregate  Certificate Principal Balance of the Class B-5 Certificates (after taking into  account the payment of the Class B-5  Principal  Distribution  Amounts for such  Distribution
                                 Date), (7) the aggregate  Certificate Principal Balance of the Class B-6 Certificates (after taking into  account the payment of the Class B-6  Principal  Distribution  Amounts for such  Distribution
                                 Date), (8) the aggregate  Certificate Principal Balance of the Class B-7 Certificates (after taking into  account the payment of the Class B-7  Principal  Distribution  Amounts for such  Distribution
                                 Date) and (9) the aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related  Prepayment
                                 Period) multiplied by (i) prior to the distribution date in November 2013,  [4.500]% and (ii) on or after the  distribution  date in November  2013,  [3.600]% and (II) the excess of (a) the aggregate scheduled  principal  balance of the  mortgage  loans as of the last day of the  related due period
                                 (after reduction for Realized Losses incurred during the related  Prepayment Period) over (b) 0.50%
                                 of the principal balance of the mortgage loans as of the Cut-Off Date.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 23)
--------------------------------------------------------------------------------

Supplemental Carryover Reserve   On the Closing Date, the Depositor will establish a Supplemental Carryover Reserve Fund. For the
Fund:                            first Distribution Date and for the Senior Adjustable Rate Certificates, amounts in the
                                 Supplemental Carryover Reserve Fund will be used to cover any Carryover Shortfall Amounts allocable to the Senior Adjustable Rate Certificates for the first interest accrual period. The reserve fund will be replenished from the Carryover Shortfall Reserve Fund on future Distribution Dates and released to the Depositor, or its designee.

Certificate Principal Balance:   With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate
                                 Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Realized Losses allocated to such class on previous distribution dates.

Net Deferred Interest:           With respect to any Certificate as of any distribution date will be an amount equal to the product of one-twelfth of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through
                                 Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date and (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date.

Adjusted Rate Cap:               With respect and Distribution Date and the related Due Period, the sum of (i) the Scheduled Monthly
                                 Payments  owed on the  related  mortgage  loans for such Due  Period  (ii) (a) the  Actual  Monthly
                                 Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due Period,  minus (b) the aggregate of (x)
                                 0.500%  multiplied  by the  aggregate  current  principal  balance  of the  loans  with 3 Year Hard
                                 Prepayment  Penalties and (y) 0.080%  multiplied by the  aggregate  principal  balance of all other loans with Prepayment  Penalties,  divided by the aggregate  current  principal  balance of all the mortgage loans.

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 24)
--------------------------------------------------------------------------------

                                                      Available Funds
               ---------------------------------------------------------------------------------------------
               Class B-1   Class B-2   Class B-3   Class B-4   Class B-5   Class B-6   Class B-7   Class B-8
Distribution   Effective   Effective   Effective   Effective   Effective   Effective   Effective   Effective
    Date         Coupon     Coupon       Coupon     Coupon       Coupon     Coupon       Coupon     Coupon
------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
   25-Nov-07      5.79       5.89         5.89       6.09         6.24       7.14         7.24       7.24
   25-Dec-07      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-08      9.42       9.42         9.42       9.42         9.42       9.42         9.42       9.42
   25-Apr-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-08      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-08      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-08      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-08      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-08      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-09      9.75       9.75         9.75       9.75         9.75       9.75         9.75       9.75
   25-Apr-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-09      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-09      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-09      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-09      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-09      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-10      9.75       9.75         9.75       9.75         9.75       9.75         9.75       9.75
   25-Apr-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-10      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-10      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-10      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-10      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-10      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-11      9.75       9.75         9.75       9.75         9.75       9.75         9.75       9.75
   25-Apr-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-11      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-11      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-11      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-11      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-11      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-12      9.41       9.41         9.41       9.41         9.41       9.41         9.41       9.41
   25-Apr-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-12      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-12      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-12      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-12      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-12      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-13      9.75       9.75         9.75       9.75         9.75       9.75         9.75       9.75
   25-Apr-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-13      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-13      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 25)
--------------------------------------------------------------------------------

                                                      Available Funds
               ---------------------------------------------------------------------------------------------
               Class B-1   Class B-2   Class B-3   Class B-4   Class B-5   Class B-6   Class B-7   Class B-8
Distribution   Effective   Effective   Effective   Effective   Effective   Effective   Effective   Effective
    Date         Coupon     Coupon       Coupon     Coupon       Coupon     Coupon       Coupon     Coupon
------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
   25-Sep-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-13      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-13      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-13      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-14      9.75       9.75         9.75       9.75         9.75       9.75         9.75       9.75
   25-Apr-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-14      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-14      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-14      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-14      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-14      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-15      9.75       9.75         9.75       9.75         9.75       9.75         9.75       9.75
   25-Apr-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-May-15      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jun-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Jul-15      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Aug-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Sep-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Oct-15      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Nov-15      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Dec-15      9.10       9.10         9.10       9.10         9.10       9.10         9.10       9.10
   25-Jan-16      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Feb-16      8.81       8.81         8.81       8.81         8.81       8.81         8.81       8.81
   25-Mar-16      9.41       9.41         9.41       9.41         9.41       9.41         9.41       0.00
   25-Apr-16      8.81       8.81         8.81       8.81         8.81       8.81         8.81       0.00
   25-May-16      9.10       9.10         9.10       9.10         9.10       9.10         9.10       0.00
   25-Jun-16      8.81       8.81         8.81       8.81         8.81       8.81         8.81       0.00
   25-Jul-16      9.10       9.10         9.10       9.10         9.10       9.10         9.10       0.00
   25-Aug-16      8.81       8.81         8.81       8.81         8.81       8.81         8.81       0.00
   25-Sep-16      8.81       8.81         8.81       8.81         8.81       8.81         8.81       0.00
   25-Oct-16      9.10       9.10         9.10       9.10         9.10       9.10         9.10       0.00
   25-Nov-16      8.81       8.81         8.81       8.81         8.81       8.81         0.00       0.00
   25-Dec-16      9.10       9.10         9.10       9.10         9.10       9.10         0.00       0.00
   25-Jan-17      8.81       8.81         8.81       8.81         8.81       8.81         0.00       0.00
   25-Feb-17      8.81       8.81         8.81       8.81         8.81       8.81         0.00       0.00
   25-Mar-17      9.75       9.75         9.75       9.75         9.75       9.75         0.00       0.00
   25-Apr-17      8.81       8.81         8.81       8.81         8.81       8.81         0.00       0.00
   25-May-17      9.10       9.10         9.10       9.10         9.10       9.10         0.00       0.00
   25-Jun-17      8.81       8.81         8.81       8.81         8.81       0.00         0.00       0.00
   25-Jul-17      9.10       9.10         9.10       9.10         9.10       0.00         0.00       0.00
   25-Aug-17      8.81       8.81         8.81       8.81         8.81       0.00         0.00       0.00
   25-Sep-17      8.81       8.81         8.81       8.81         8.81       0.00         0.00       0.00
   25-Oct-17      9.10       9.10         9.10       9.10         9.10       0.00         0.00       0.00
   25-Nov-17      8.81       8.81         8.81       8.81         0.00       0.00         0.00       0.00
   25-Dec-17      9.10       9.10         9.10       9.10         0.00       0.00         0.00       0.00
   25-Jan-18      8.81       8.81         8.81       8.81         0.00       0.00         0.00       0.00
   25-Feb-18      8.81       8.81         8.81       8.81         0.00       0.00         0.00       0.00
   25-Mar-18      9.75       9.75         9.75       9.75         0.00       0.00         0.00       0.00
   25-Apr-18      8.81       8.81         8.81       0.00         0.00       0.00         0.00       0.00
   25-May-18      9.10       9.10         9.10       0.00         0.00       0.00         0.00       0.00
   25-Jun-18      8.81       8.81         8.81       0.00         0.00       0.00         0.00       0.00
   25-Jul-18      9.10       9.10         9.10       0.00         0.00       0.00         0.00       0.00
   25-Aug-18      8.81       8.81         8.81       0.00         0.00       0.00         0.00       0.00
   25-Sep-18      8.81       8.81         8.81       0.00         0.00       0.00         0.00       0.00
   25-Oct-18      9.10       9.10         0.00       0.00         0.00       0.00         0.00       0.00
   25-Nov-18      8.81       8.81         0.00       0.00         0.00       0.00         0.00       0.00
   25-Dec-18      9.10       9.10         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jan-19      8.81       8.81         0.00       0.00         0.00       0.00         0.00       0.00
   25-Feb-19      8.81       8.81         0.00       0.00         0.00       0.00         0.00       0.00
   25-Mar-19      9.75       9.75         0.00       0.00         0.00       0.00         0.00       0.00
   25-Apr-19      8.81       8.81         0.00       0.00         0.00       0.00         0.00       0.00
   25-May-19      9.10       9.10         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jun-19      8.81       8.81         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jul-19      9.10       9.10         0.00       0.00         0.00       0.00         0.00       0.00
   25-Aug-19      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Sep-19      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Oct-19      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Nov-19      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 26)
--------------------------------------------------------------------------------

                                                      Available Funds
               ---------------------------------------------------------------------------------------------
               Class B-1   Class B-2   Class B-3   Class B-4   Class B-5   Class B-6   Class B-7   Class B-8
Distribution   Effective   Effective   Effective   Effective   Effective   Effective   Effective   Effective
    Date         Coupon     Coupon       Coupon     Coupon       Coupon     Coupon       Coupon     Coupon
------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
   25-Dec-19      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jan-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Feb-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Mar-20      9.41       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Apr-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-May-20      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jun-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jul-20      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Aug-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Sep-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Oct-20      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Nov-20      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Dec-20      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jan-21      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Feb-21      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Mar-21      9.75       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Apr-21      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-May-21      9.10       0.00         0.00       0.00         0.00       0.00         0.00       0.00
   25-Jun-21      8.81       0.00         0.00       0.00         0.00       0.00         0.00       0.00

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 27)
--------------------------------------------------------------------------------

                                  Yield Tables

Class B-1 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.73        10.08         7.75         6.22         5.13         4.37         3.83         3.07
Prin. Start Date        11/25/2015   11/25/2013    9/25/2012    8/25/2011   11/25/2010   12/25/2010    3/25/2011    9/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          104           73           58           48           32           10            3

Class B-2 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.73        10.07         7.73         6.22         5.12         4.35         3.62         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   12/25/2010    2/25/2011   11/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          105           73           58           48           32           11            1

Class B-3 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.73        10.07         7.73         6.21         5.12         4.35         3.59         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   11/25/2010    2/25/2011   11/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          105           73           58           48           33           11            1

Class B-4 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.73        10.07         7.73         6.21         5.12         4.33         3.54         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   11/25/2010    1/25/2011   11/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          105           73           58           48           33           12            1

Class B-5 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.73        10.07         7.73         6.21         5.12         4.33         3.54         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   11/25/2010    1/25/2011   11/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          105           73           58           48           33           12            1

Class B-6 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.73        10.07         7.72         6.21         5.12         4.33         3.52         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   11/25/2010   12/25/2010   11/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          105           73           58           48           33           13            1

Class B-7 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.70        10.05         7.71         6.20         5.11         4.33         3.49         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   11/25/2010   12/25/2010   11/25/2010
Prin. End Date          11/25/2028    6/25/2022    9/25/2018    5/25/2016   10/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               157          105           73           58           48           33           13            1

Class B-8 to Call
Price: 100-00           10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                    14.40         9.82         7.53         6.05         4.99         4.32         3.49         3.07
Prin. Start Date        11/25/2015   10/25/2013    9/25/2012    8/25/2011   11/25/2010   11/25/2010   12/25/2010   11/25/2010
Prin. End Date           4/25/2028    1/25/2022    5/25/2018    2/25/2016    7/25/2014    7/25/2013   12/25/2011   11/25/2010
Prin. Window Len               150          100           69           55           45           33           13            1

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 28)
--------------------------------------------------------------------------------

Class B-1 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                15.59        10.84         8.35          6.7         5.51         4.72         4.13         4.82
Avg. Life                 42333.00     41603.00     41177.00     40780.00     40507.00     40537.00     40627.00     40446.00
Prin. Start Date         4/25/2037    5/25/2030   12/25/2024    5/25/2021   11/25/2018    1/25/2017    6/25/2014    9/25/2014
Prin. End Date           9/14/1900    7/17/1900    5/27/1900    4/27/1900     4/6/1900    3/14/1900     2/9/1900    2/18/1900
Prin. Window Len               258          199          148          118           97           74           40           49

Class B-2 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                15.44        10.67         8.21         6.59         5.42         4.63          3.9         3.77
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40537.00     40599.00     40688.00
Prin. Start Date         8/25/2034    6/25/2027    8/25/2022    6/25/2019    4/25/2017    9/25/2015   10/25/2013    5/25/2012
Prin. End Date           8/13/1900    6/13/1900    4/29/1900     4/4/1900    3/18/1900    2/27/1900     2/2/1900    1/13/1900
Prin. Window Len               226          165          120           95           78           58           33           13

Class B-3 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                15.33        10.57         8.13         6.53         5.36         4.58         3.83         3.59
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40507.00     40599.00     40627.00
Prin. Start Date         4/25/2033    3/25/2026    9/25/2021    9/25/2018    8/25/2016    2/25/2015    7/25/2013    2/25/2012
Prin. End Date           7/28/1900    5/29/1900    4/18/1900    3/26/1900    3/10/1900    2/21/1900    1/30/1900    1/12/1900
Prin. Window Len               210          150          109           86           70           52           30           12

Class B-4 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                15.24        10.49         8.06         6.46         5.32         4.53         3.76          3.5
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40507.00     40568.00     40599.00
Prin. Start Date         6/25/2032    6/25/2025    1/25/2021    3/25/2018    3/25/2016   10/25/2014    4/25/2013   11/25/2011
Prin. End Date           7/18/1900    5/20/1900    4/10/1900    3/20/1900     3/5/1900    2/17/1900    1/28/1900    1/10/1900
Prin. Window Len               200          141          101           80           65           48           28           10

Class B-5 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                15.13        10.39         7.98         6.41         5.27         4.49         3.73         3.41
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40507.00     40568.00     40599.00
Prin. Start Date         9/25/2031   10/25/2024    7/25/2020   10/25/2017   11/25/2015    7/25/2014    1/25/2013    9/25/2011
Prin. End Date            7/9/1900    5/12/1900     4/4/1900    3/15/1900     3/1/1900    2/14/1900    1/25/1900     1/8/1900
Prin. Window Len               191          133           95           75           61           45           25            8

Class B-6 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                14.97        10.27         7.88         6.33         5.21         4.43         3.67         3.33
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40507.00     40537.00     40568.00
Prin. Start Date        10/25/2030    1/25/2024   12/25/2019    4/25/2017    7/25/2015    3/25/2014   10/25/2012    7/25/2011
Prin. End Date           6/28/1900     5/3/1900    3/28/1900     3/9/1900    2/26/1900    2/10/1900    1/23/1900     1/7/1900
Prin. Window Len               180          124           88           69           57           41           23            7

Class B-7 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                14.75        10.09         7.74         6.22         5.12         4.39         3.59         3.24
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40507.00     40537.00     40537.00
Prin. Start Date         8/25/2029    2/25/2023    3/25/2019   10/25/2016    1/25/2015   11/25/2013    7/25/2012    5/25/2011
Prin. End Date           6/14/1900    4/22/1900    3/19/1900     3/3/1900    2/20/1900     2/6/1900    1/20/1900     1/6/1900
Prin. Window Len               166          133           79           63           51           37           20            6

Class B-8 to Maturity   10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Price: 100-00                 14.4         9.82         7.53         6.05         4.99         4.35         3.51         3.15
Avg. Life                 42333.00     41572.00     41177.00     40780.00     40507.00     40507.00     40537.00     40507.00
Prin. Start Date         4/25/2028    1/25/2022    5/25/2018    2/25/2016    7/25/2014   10/25/2013    3/25/2012    1/25/2011
Prin. End Date           5/29/1900     4/9/1900     3/9/1900    2/24/1900    2/14/1900     2/5/1900    1/16/1900     1/3/1900
Prin. Window Len              7.46         7.46         7.46         7.46         7.46         7.47         7.47         7.49
Yield                          150          100           69           55           45           36           16            3

Structured Asset Mortgage Investments II Trust 2007-AR6
Mortgage Pass-Through Certificates, Series 2007-AR6
Computational Materials (Page 29)
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                               Contact Information

MBS Trading
Michael Nierenberg                      Tel: (212) 272-4976
Senior Managing Director                mnierenberg@bear.com

Paul Van Lingen                         Tel: (212) 272-4976
Managing Director                       pvanlingen@bear.com

MBS Structuring

Mark Michael                            Tel: (212) 272-5451
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Rating Agencies

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                                        errol_arne@standardandpoors.com

Kei Ishidoya - Fitch                    Tel: (212) 908-0838
                                        kei.ishidoya@fitchratings.com

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